PLAN OF REORGANIZATION

WHEREAS this PLAN OF REORGANIZATION (hereinafter the “Agreement”) is made and entered into as of this 2nd day of November 2009, by and among United Healthcare Solutions, Inc., a corporation duly organized under the laws of the State of Nevada (hereinafter the “Company”), and Unity Auto Parts, Inc., a corporation duly organized under the laws of the State of Nevada (hereinafter “UAPI”).

RECITALS

A.
The capital stock of UAPI consists of one billion (1,000,000,000) authorized shares of Common Stock, par value $.001. As of October 30, 2009 there are 62,223,831 shares of UAPI Common Stock outstanding.

B.
The capital stock of the Company consists of fifty thousand (50,000) authorized shares of Common Stock, par value $.001 and no authorized shares of Preferred Stock. As of October 30, 2009 there are 50,000 shares of the Common Stock of the Company outstanding.

C.	UAPI desires to acquire the Company and the Company desires to be acquired by UAPI.
D.	UAPI owns 100% of an operating subsidiary, Guangzhou Du Ye Trading Company Ltd., which is a company organized under the laws of the Republic of China (hereinafter the “UAPI Subsidiary”)
E.	The Majority Stockholder of UAPI Su, Wan Wen (hereinafter the “UAPI Stockholder”) owns 60,000,000 shares of Common Stock of UAPI.
F.
The Boards of Directors of the Company and UAPI assume that it is in the best interests of their respective companies and the stockholders of their respective companies that UAPI and the Company complete a reorganization of the Company into UAPI through a transfer of shares owned by the UAPI Stockholder to the owners of the Company and, in furtherance thereof, have approved the Reorganization.

G.
Pursuant to the Reorganization, among other things, 60,000,000 shares of Common Stock of UAPI (hereinafter “UAPI Common Stock”) shall be transferred to the stockholders of the Company, in exchange for 100% of the Shares of the Company being transferred to the UAPI Stockholder.

H.	The Company and the UAPI Stockholder desire to make certain representations and warranties and other agreements in connection with the Merger.
I.
The parties intend, by executing this Agreement, to adopt a Plan of Reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”) and to cause the Merger the qualify as a reorganization under the provisions of Sections 368(a)(1)(B) of the Code, so that such exchange will constitute a tax-free share exchange under the Code.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
THE REORGANIZATION

1.1.
THE REORGANIZATION. At the Closing Date (as defined in Section 1.2 below) and subject to and upon the terms and conditions of this Agreement, including the exchange of shares described herein, the Stockholders of the Company shall receive 60,000,000 shares of UAPI Common Stock from the UAPI Stockholder and the sole stockholders of the Company shall transfer their shares of the Company to UAPI. UAPI shall continue as the surviving corporation and the Company shall become a wholly-owned subsidiary of UAPI.

1.2.
CLOSING. The closing of the transactions contemplated hereby (hereinafter the “Closing”) shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Articles VI and VII hereof or at such other time as the parties hereto agree, but no later than November 2, 2009 (the “Closing Date”). The Closing shall be held at the offices of the Company, or at such other location as the parties hereto agree.

1.3.
EFFECT OF THE REORGANIZATION. At the closing Date, the effect of the Reorganization shall be as provided in this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Closing Date, the Company shall be a wholly owned subsidiary of UAPI.

1.4.	CERTIFICATE OF INCORPORATION; BYLAWS.
1.4.1.	At the Closing Date, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the subsidiary of the surviving corporation.
1.4.2.	The Bylaws of the Company, as in effect immediately prior to the Closing Date, shall be the Bylaws of the subsidiary of the surviving corporation until thereafter amended.
1.5.
DIRECTORS AND OFFICERS. At the Closing Date, the Directors of the Company shall be appointed as the Directors of UAPI, in each case until their successors are elected or appointed and qualified, or until their earlier resignation or removal. The officers of the Company shall be appointed as officers UAPI and of the UAPI Subsidiary, until their respective successors are duly appointed and qualified or until their earlier resignation or removal.

1.6.	EFFECT ON CAPITAL STOCK. By virtue of the Reorganization and without any further action on the part of the Company or the holders of any of the following securities:
1.6.1.	TRANSFER OF COMPANY COMMON STOCK. At the Closing Date:
1.6.1.1.	Sixty million (60,000,000) shares of UAPI Common Stock will be delivered to the shareholders of Company.
1.6.1.2.	Fifty thousand (50,000) shares of Common Stock of the Company shall be delivered to UAPI.
1.6.1.3.	All the outstanding shares of the UAPI Subsidiary shall be transferred to the UAPI Stockholder

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In this Agreement, any reference to any event, change, condition or effect being “material” with respect to any person means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a “Material Adverse Effect” with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operation or results of operations of such person and its subsidiaries, taken as a whole.
In this Agreement any reference to a party’s “Knowledge” means such party’s actual knowledge after reasonable inquiry of executive officers and directors (within the meaning of Rule 405 under the Securities Act of 1933, as amended (hereinafter “Securities Act”)).
The Company represents and warrants to UAPI as follows:

2.1.   ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing in the State of Nevada and no certificate of dissolution has been filed under the laws of its jurisdiction of organization. The Company has no subsidiaries. The Company has the power to own it properties and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on the Company. The Company is not in violation of any of the provisions of its charter or bylaws or equivalent organization documents.

2.2.   AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the adoption of this Agreement by the Company’s stockholders of all of the outstanding shares of the Company’s Common Stock. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of Company enforceable against the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Company’s Articles of Incorporation or Bylaws of the Company, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or omission or other governmental authority or instrumentality (hereinafter “Government Entity”) is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or consummation by the Company of the transactions contemplated hereby.

2.3.   COMPLIANCE WITH LAWS. The Company has complied with and is not in violation of and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on the Company.

2.4.   BROKERS’ AND FINDERS’ FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.5.   BOARD AND SHAREHOLDER APPROVAL. The Board of Directors and the holders of all of the issued and outstanding shares of the Company have approved this Agreement.

2.6.   REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company herein contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF UAPI

3.1.   ORGANIZATION, STANDING AND POWER. UAPI is a corporation duly organized in the State of Nevada and no certificates of dissolution have been filed under the laws of its jurisdiction of organization. UAPI represents and warrants that UAPI has filed all applicable annual reports in the State of Nevada, as required. UAPI represents that it is a non-reporting public company, and its common stock is currently listed on the over-the-counter market and the Pink Sheets. UAPI has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on UAPI. UAPI is not in violation of any of the provisions of their respective chapter or bylaws or equivalent organization documents. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating UAPI to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

3.2.  CAPITAL STRUCTURE. The authorized capital stock of UAPI consists of 1,000,000,000 shares of Common Stock, $.001 par value. As of October 30, 2009, there are 62,223,831 shares of UAPI Common Stock outstanding. The shares of UAPI Common Stock to be issued pursuant to the Reorganization will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances by UAPI. There are no other outstanding shares of capital stock or voting securities and no outstanding agreements to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of UAPI Common Stock are authorized, validly issued, fully paid, and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of UAPI or any agreement to which UAPI is a party or by which it is bound. There are no contracts, commitments or agreements relating to voting, purchase or sale of UAPI Common Stock (i) between or among UAPI and any of its stockholders and (ii) to the best of UAPI’s knowledge, between or among any of UAPI’s stockholders.

3.3.   AUTHORITY. UAPI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UAPI. This Agreement has been duly executed and delivered by UAPI and constitutes the valid and binding obligations of UAPI enforceable against UAPI in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under:
3.3.1.  Any provision of the Articles of Incorporation or Bylaws of UAPI, as amended, or;

 3.3.2.   Any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UAPI or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to UAPI in connection with the execution and delivery of this Agreement by UAPI or the consummation by UAPI of the transactions contemplated hereby.

3.4.   WHOLLY-OWNED SUBSIDIARY.  UAPI is the owner of 100% of the outstanding stock the UAPI Subsidiary, organized under the law of the Republic of China.

3.5    ABSENCE OF LIABILITIES AND FINANCIAL STATEMENTS. Neither UAPI nor the UAPI Subsidiary will have, as of the date of closing, any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) or assets
3.5.1 (a) Neither UAPI nor the UAPI Subsidiary are required to file forms or reports with the Securities and exchange Commission and has no pending comment letter or other reporting requirement with the Securities and Exchange Commission.
          (b) UAPI’s unaudited financial statements, as of September 30, 2009 are attached hereto as Exhibit B. All such financial statements, which include the statements of the UAPI Subsidiary, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. UAPI consolidated balance sheets present fairly, as of their respective dates, the financial condition of UAPI. As of the date of such balance sheets, any liabilities of UAPI (absolute or contingent) which should be reflected in the balance sheets, or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of UAPI in accordance with generally accepted accounting principles will be discharged as of the date of closing. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.
(c) Neither UAPI nor the UAPI Subsidiary have liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).
(d) UAPI and the UAPI Subsidiary have timely filed all state, federal or local income and/or franchise tax returns required to be filed from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts, which, in the aggregate, are immaterial.
(e) The books and records, financial and otherwise, of UAPI and the UAPI Subsidiary are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.
(f) All of UAPI’s and the UAPI Subsidiary’s assets are reflected on its financial statements, and, except as set forth in the consolidated financial statements of UAPI or the notes thereto, neither UAPI nor the UAPI Subsidiary have any material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.
(g) As of the date of closing, title to the UAPI Subsidiary will be transferred to the UAPI Stockholder and that UAPI will have delivered to it 60,000,000 shares of Common Stock of UAPI.
(h) The President and Chief Financial Officer of UAPI shall deliver Certificates confirming that the financial statements of UAPI and the UAPI Subsidiary are true and correct and that, as of the date of closing and that, neither Company should have any liabilities of any nature as of the date of Closing.

3.6  LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or  domestic, or, to the knowledge of UAPI or the UAPI Subsidiary, or its officers, directors, and majority stockholders, threatened against UAPI or against the UAPI Subsidiary or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on UAPI or the UAPI Subsidiary. There is no injunction, judgment, decree, order or regulatory restriction imposed upon UAPI or the UAPI Subsidiary or any of its assets or business, or, to the knowledge of UAPI and the UAPI Subsidiary, its directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on UAPI or the UAPI Subsidiary.

3.7
RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon UAPI or the UAPI Subsidiary which have or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of UAPI, any acquisition of property by UAPI or the conduct of business by UAPI or the UAPI Subsidiary

3.8
CERTAIN AGREEMENTS AFFECTED BY THE REORGANIZATION. Neither the execution and delivery of this Agreement and Plan of Reorganization, nor the consummation of the transaction contemplated hereby will (i) result in any entitlement, payment or benefit (including, without limitation, severance, unemployment compensation, golden parachute, bonus or benefit under any UAPI plan, policy or otherwise) becoming due to any current or former director or employee of UAPI, (ii) increase the amount of any entitlements, payments or benefits otherwise payable by UAPI, or (ii) result in the acceleration of the time of payment or vesting of any such entitlements, payments or benefits.

3.9
INTERESTED PARTY TRANSACTIONS. Neither UAPI nor the UAPI Subsidiary are indebted to any director or officer of the Company, and no such person is indebted to UAPI, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-B under the Securities Act and the Exchange Act.

3.10
COMPLIANCE WITH LAWS. UAPI and the UAPI Subsidiary have complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have Material Adverse Effect on UAPI or the UAPI Subsidiary.

3.11
COMPLETE COPIES OF MATERIALS. UAPI has delivered or made available true and complete copies of each document that has been requested by the Company or its Counsel in connection with their legal and accounting review of UAPI.

3.12	GOVERNMENTAL AUTHORIZATION. UAPI does not require any governmental authorization to carry on its business.

3.13
BROKERS’ AND FINDERS’ FEES. UAPI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.14
BOARD APPROVAL. The Boards of Directors of UAPI and the UAPI Subsidiary have (i) approved this Agreement and the Reorganization, and (ii) approved the issuance of the shares of UAPI Common Stock pursuant to this Agreement.

3.15	SHAREHOLDERS APPROVAL. UAPI has received the consent to this Agreement and Plan of Reorganization by its shareholders.

3.16
REPRESENTATIONS COMPLETE. None of the representations or warranties made by UAPI herein, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. All projected, forecasted or prospective financial information provided by UAPI to the Company has been prepared in good faith on the basis of assumptions UAPI believes are reasonable and supportable.

ARTICLE IV
MAJORITY STOCKHOLDER OF UAPI

4.1.
REPRESENTATIONS OF THE STOCKHOLDERS. The UAPI Stockholder represent and warrant that he has valid title to 60,000,000 shares of Common Stock of UAPI (hereinafter the “Shares”) in his  names, which shares are free of all liens and encumbrances, and that there is an opinion of counsel confirming the free-trading status of the Shares.

4.2.
INDEMNIFICATION. In exchange for the transfer of title to the UAPI Subsidiary. The UAPI Stockholder agrees to cause UAPI and the UAPI Subsidiary to discharge all liabilities associated with UAPI and the UAPI Subsidiary and agree to hold harmless and indemnify UAPI, the Company and their respective Officers, Directors and Stockholders with respect to liabilities, whether existing or accrued prior to the date of closing, including all costs and counsel fees.

4.3.
FUTURE OPERATIONS OF SUBSIDIARY. The UAPI Stockholder agrees that he will be solely responsible, after closing of the operation and business of the subsidiary, which is being is transferred to them, to discharge when due all obligations of UAPI and the UAPI Subsidiary on a going forward basis.

4.4.
RESIGNATIONS AS DIRECTORS AND OFFICERS AND RELASE OF CLAIMS. The UAPI Stockholder agrees that at closing, he will resign as President, Chief Executive Officer, and Directors of UAPI and the UAPI Subsidiary and will cause to be elected the nominees of the Company to the respective Boards of Directors and Officerships. The UAPI Stockholder also waives any right or claim he has or could have as to UAPI or on any of its assets and agree not to institute any lawsuit against UAPI or any of its Officers, Directors or Stockholders with respect to any claims or disputes as Stockholders or for any reasons.

4.5.
REPRESENTATIONS COMPLETE. None of the representations or warranties made by UAPI herein, when all such documents are read together in their entirety, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit, at the Closing Date, to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading. All projected, forecasted or prospective financial information provided by UAPI to the Company has been prepared in good faith on the basis of assumptions UAPI believes are reasonable and supportable.

ARTICLE V
CONDUCT PRIOR TO THE CLOSING DATE

5.1.
CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing date, each of UAPI, the UAPI Subsidiary, and the Company agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party), to carry on their respective businesses in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries’ present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its present officers and key employees and use its reasonable best efforts with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries’ goodwill and ongoing businesses shall be unimpaired at the Closing Date. UAPI and the Company agree to promptly notify the other of any material event or occurrence not in the ordinary course of its or its subsidiaries’ business, and of any event that would have a Material Adverse Effect on UAPI, the UAPI Subsidiary, or the Company.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The Company’s obligation to enter into and complete the Closing is conditioned upon satisfaction or waiver in writing by the Company, on or before the Closing Date, of all of the following conditions:
6.1
REPRESENTATIONS AND WARRANTIES. The representations and warranties made by UAPI, the UAPI Subsidiary and the UAPI Stockholder contained in this Agreement, the schedules or exhibits hereto or in any certificate or document delivered to the Company by UAPI, the UAPI Subsidiary, and/or the UAPI Stockholder in connection with the transactions contemplated by this Agreement and Plan of Reorganization shall be true in all respects (without giving effect to any materiality qualifications or limitations therein) on and as of the Closing Date, with the same effect as though such representations and warranties were made on such date, except for such failures to be true and correct which, in the aggregate, would not reasonable be expected to result in a Material Adverse Effect on UAPI or the UAPI Subsidiary.

6.2
PERFORMANCE OF COVENANTS. UAPI, the UAPI Subsidiary, and the UAPI Stockholder shall have performed and complied in all material respects with all of the agreements and covenants required by this Agreement to be performed and complied with prior to or on the Closing Date, except as otherwise contemplated by this Agreement.

6.3	LITIGATION. No injunction shall have been issued by any Court or Governmental Authority that restrains or prohibits this Agreement, or the consummation of the transactions contemplated hereby.
6.4
SHAREHOLDER APPROVAL. Approval by UAPI and the Company’s Shareholders required in connection with the consummation of the Plan of Reorganization AND shall have been obtained, or legal counsel of the Company shall issue its opinion that such approval is not necessary.

6.5
MATERIAL CHANGES. There shall not have been any change that has, had or could reasonably be expected to have a Material Adverse Effect on the assets, properties, condition (financial or otherwise), prospects or results of operations of UAPI from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a Material Adverse Effect, and there shall have been delivered to UAPI a certificate, dated the Closing Date, to such effect signed by an authorized officer of UAPI.

ARTICLE VII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF UAPI AND THE
UAPI STOCKHOLDER

The obligations of UAPI to enter into and complete the Closing are conditioned upon the satisfaction or waiver by the Company, on or before the Closing Date, of the following conditions:
7.1
 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company contained in this Agreement and Plan of Reorganization, the schedules or exhibits hereto or in any certificate or document delivered to UAPI by the Company in connection with the transactions contemplated by this Agreement and Plan of Reorganization shall be true in all respects (without giving effect to any materiality qualifications or limitations therein) on and as of the Closing Date with the same effect as though such representations and warranties were made on such date, except (i) as otherwise contemplated by this Agreement and Plan of Reorganization and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on the Company.

7.2
PERFORMANCE OF COVENANTS. The Company shall have performed and complied in all material respects with all of the agreements and covenants required by this Agreement and Plan of Reorganization to be performed and complied with by it prior to or on the Closing Date, except as otherwise contemplated by this Agreement and Plan of Reorganization.

7.3
LITIGATION. No injunction shall have been issued by any Court or Governmental Authority that restrains or prohibits this Plan of Reorganization and Agreement, or the consummation of the transactions contemplated hereby.

7.4
SHAREHOLDER APPROVAL. UAPI Shareholder approval required in connection with the consummation of the Merger shall have been obtained or legal counsel of UAPI shall issue its opinion that such approval is not necessary.

7.5
MATERIAL CHANGES. There shall not have been any change that has, had or could reasonably be expected to have a Material Adverse Effect on the assets, properties, condition (financial or otherwise), prospects or results of operations of the Company from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a Material Adverse Effect, and there shall have been delivered to the Company a certificate, dated the Closing Date, to such effect signed by an authorized officer of the Company.

ARTICLE VIII
TERMINATION

8.1
 TERMINATION EVENTS. This Plan of Reorganization and Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing Date without prejudice to any other rights or remedies either party may have by written agreement, duly authorized by the Boards of Directors of UAPI and the Company.

8.2
EFFECT OF TERMINATION. In the event this Agreement and Plan of Reorganization is terminated pursuant to section 8.1 above, all further obligations of the parties hereunder shall terminate. Each party’s right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

ARTICLE IX
INDEMNIFICATION

9.1 INDEMNIFICATION.
9.1.1. To the extent, if any, not provided by an existing right under one of the parties, directors and officers liability insurance policies, from and after the Closing, UAPI and the UAPI Stockholder shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing, a director, officer or employee of the parties hereto or any subsidiary thereof (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against all losses, expenses (including reasonable attorneys’ fees and expenses), claims, damages, or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the closing and whether asserted or claimed prior to, at or after the Closing) that are, in whole or in part, (i) based on or arising out of the fact that such person is or was a directors, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement.
9.1.2. To the fullest extent permitted by law, from and after the Closing, all rights to indemnification now existing in favor of the employees, agents, directors or officers of UAPI and the Company and their subsidiaries, if any, with respect to their activities as such prior to the Closing, as provided in UAPI’s and the Company’s Articles of Incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Plan of Reorganization and shall continue in full force and effect for a period of not less than three years from the Closing.
9.1.3. The provisions of this Article 9 are intended to be for the benefit of and shall be enforceable by, each indemnified Party, his or her heirs and his or her representatives.
ARTICLE X
CLOSING

10.1. DELIVERIES BY UAPI. At Closing, UAPI and the UAPI Stockholder shall deliver to the Company the following:
10.1.1. Certificates evidencing the UAPI Stockholder’s Common Shares to the be delivered to the Company pursuant to the terms herein, including, but not limited to Board of Directors and Stockholder;
10.1.2. The Articles of Incorporation and Amendments thereto, as certified by the applicable state authority, Bylaws, and Business Plan of UAPI;
10.1.3. A legal opinion that UAPI is a corporation in good standing, has no outstanding, actual or contingent, liabilities, is compliance with all SEC regulations and has fulfilled all legal requirements for the Merger;
10.1.4. Minutes and stock books of UAPI;
10.1.5. Certificate of good standing;
10.1.6. Incumbency Certificate of Officers and Directors and Resignations of Officers and Directors;
10.1.7. Federal and State tax returns of UAPI for the prior 3 fiscal years;
10.1.8. Most recent year-to-date and interim financial statements and any material off-balance sheet items;
10.1.9. Such other agreements, documents and instruments reasonably requested by the Company or its Counsel to effectuate the transactions contemplated in this Agreement, including, but not limited to subscription agreements, private placement memoranda, stock purchase agreements, and convertible notes;
10.1.10. Outstanding options, warrants, stock bonuses, or other agreements to issue shares
10.1.11. Shareholder Agreements, including any restrictions on the transfer of stock.
10.1.12. Loan agreements, including material terms, defaults, deeds and/or leases; contracts with insiders;
10.1.13. Material license agreements running to and from UAPI and/or the UAPI subsidiary;
10.1.14. All insurance contracts;
10.1.15. Complete list of pending or threatened litigation, arbitration, regulatory or administrative proceedings;
10.1.16. Certificates of the President and Chief Financial Officer of UAPI confirming that the financial statements of UAPI and the UAPI subsidiary are true and correct and that, as of the date of closing, neither Company shall have any liabilities of any nature;
10.1.17. Certificates of the President and Chief Financial Officer of UAPI that UAPI has no liabilities;
10.1.18. Opinion of counsel as to the trading status of the UAPI Shares being transferred; and
10.1.19. Recent press releases and research reports.
ARTICLE XI
MISCELLANEOUS

11.1
 CAPTIONS AND HEADINGS. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

11.2
NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change modification, or discharge is sought.

11.3
GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any Court located within the State of Nevada in connection with any matter based upon or arising out of this Agreement or the matters contemplated, agrees that process may be served upon them in any manner authorized by the laws of the State of Nevada for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

11.4
PUBLIC ANNOUNCEMENTS. Subject to any requirement of applicable law or stock exchange listing agreement, all public announcements or similar publicity with respect to this Merger Agreement or the transactions contemplated hereby shall be issued only with the consent of UAPI, the UAPI Stockholder, and the Company. Unless consented to by each party hereto in advance prior to the Closing, all parties hereto shall keep the provisions of this Agreement and Plan of Reorganization strictly confidential and make no disclosure thereof to any Person, other than such party’s respective legal and financial advisors, subject to the requirements or applicable law or securities exchange regulations.

11.5 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
11.6
FURTHER ASSURANCES. Each of the parties hereto agrees that it will, from time to time after the date of this Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Agreement.

11.7
NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service of served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

To UAPI:                                Su, Wan Wen, President
7951 SW 6th Street, Suite 216
Plantation, FL  33324

To Company:                         Alex Berkovich, President
  United Healthcare Solutions, Inc.
  1348 E. Hillsboro Blvd
  Deerfield Beach, FL 33441

Copy To:                                John B. Frohling, Esq.
   Frohling Associates, LLC
   17 Fulton Street
   Facsimile: 973-622-2866

11.8
NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach of failure of a covenant, condition, o provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

11.9 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.
11.10
REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

11.11
SEVERABILITY. If any provision of this Agreement, or the application thereof, becomes is or is declared by a Court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.12 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understandings between the parties hereto, and supersedes all prior agreements and understandings.
11.13
RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.14
EXPENSES. Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and Plan of Reorganization and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

11.15
COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, the parties have executed this Merger Agreement on this 3rd day of November 2009.

Unity Auto Parts, Inc.                                                                                       United Healthcare Solutions, Inc.

By: /s/ Su, Wan Wen                                                                                                /s/ Alex Berkovich
Name: Su, Wan Wen                                                                                                Name: Alex Berkovich
Title:  President                                                                                                        Title: President

Stockholder UAPI:                       Stockholders of the Company:

/s/ Su, Wan Wen                                                                                                       /s/ Michael Oliver
Su, Wan Wen                                                                                                            Michael Oliver

                                                 /s/ Alex Berkovich
           Alex Berkovich